Exhibit 10.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON [INSERT ISSUE DATE], 2010 (THE “EXPIRATION DATE”).

No.

GLYCOGENESYS, INC.

WARRANT TO PURCHASE [insert number] SHARES OF

COMMON STOCK, PAR VALUE $0.01 PER SHARE

FOR VALUE RECEIVED, [insert holder’s name] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from GLYCOGENESYS, INC. a Nevada corporation (“Corporation”), at any time after [insert date six month from applicable closing] (the “Exercise Date”) and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.23 (the exercise price in effect being herein called the “Warrant Price”), [insert number] shares (“Warrant Shares”) of the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant has been issued pursuant to a certain Purchase Agreement, dated as of March 4, 2005, by and among the Corporation and the Investors signatory thereto (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Section 1. Registration. The Corporation shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Corporation shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), or an exemption from such registration. Subject to such restrictions, the Corporation shall transfer this Warrant from time to time upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Corporation, including, if required by the Corporation, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation.

Section 3. Exercise of Warrant.

(a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time after the Exercise Date and prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Corporation during normal business hours on any business day at the Corporation’s principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Corporation), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding four (4) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used in this Agreement, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(b) Unless and until the Corporation shall have obtained Stockholder Approval (as defined in the Purchase Agreement), notwithstanding anything in this Section 3 to the contrary, the Warrantholder shall not be entitled to exercise this Warrant (i) if and to the extent the Corporation shall have received written advice from Nasdaq that such exercise would result in a change of control within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(B), as amended from time to time (“NASD Rule 4350(i)(1)(B)”), or (ii) if and to the extent that such exercise would result in the issuance of more than 19.99% of the Corporation’s Common Stock outstanding as of the First Closing Date, for purposes of Nasdaq Marketplace Rule 4350(i)(1)(D), as amended from time to time (“NASD Rule 4350(i)(1)(D)”).

(c) Notwithstanding anything herein to the contrary, in no event shall the Warrantholder be entitled to exercise any portion of this Warrant in excess of that portion upon the exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by such Warrantholder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unexercised shares of the Warrant or the unexercised or unconverted portion of any other security of the holder subject to a limitation on exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of that portion of the Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by such Warrantholder and its Affiliates of more than 4.9% of the then outstanding shares of Common Stock. The waiver by a Warrantholder of any limitation contained in an Option or Convertible Security (as those terms are defined in the Transaction Documents) now or hereafter held by such Warrantholder that is similar or analogous to the limitations set forth in this Section 3(c) shall not be deemed a waiver or otherwise effect the limitation set forth in this Section 3(c), unless such waiver expressly states it is a waiver of the provisions of this Section 3(c). For purposes of this Section 3(c), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Warrantholder may waive the limitations set forth herein by sixty-one (61) days written notice to the Corporation.

Section 4. Compliance with the Securities Act of 1933. The Corporation may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Corporation is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation’s reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Corporation.

Section 7. Reservation of Common Stock. The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant (without regard to the limitations contained in Section 3(c)). The Corporation agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Corporation shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Corporation so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been fully exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor, or sale, transfer or other disposition of all or substantially all of the Corporation’s assets to another corporation shall be effected, then, the Corporation shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Corporation, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 8(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Corporation shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Corporation’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of listed securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the average of the closing sale price of one share of such security on such exchange on the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing sale price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc., including without limitation the SmallCap Market or the National Market (“Nasdaq”), the Market Price shall be the average of the closing sale price of one share of such security on Nasdaq on the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing sale price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the average of the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing sale price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the average of the closing sale price of one share of such security on the “pink sheets” on the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing sale price of one share of such security in the most recent ten (10) trading sessions during which such security has traded. The Board of Directors of the Corporation shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Price of a share of Common Stock as determined by the Board of Directors of the Corporation.

(d) For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) Except as provided in Section 8(f) hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with any of Sections 8(e)(l) through (e)(5) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”), effective as of the close of business on the effective date of the Trigger Issuance the then-existing Warrant Price shall be reduced to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in such Trigger Issuance.

For purposes of this Section 8(e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 8(e), other than those excluded issuances set forth in Section 8(f) hereof.

For purposes of this Section 8(e), the following subsections (e)(l) to (e)(5) shall be applicable (subject, in each such case, to the provisions of Section 8(f) hereof and to each other subsection contained in this Section 8(e)):

(e)(1) Issuance of Convertible Securities; Issuance of Rights or Options. In case at any time after the date hereof the Corporation shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock (“Convertible Securities”) or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible Securities (such warrants, rights or options being called “Options”), whether or not the right to convert, exchange or exercise any such Convertible Securities or such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities or upon the exercise of such Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities or the granting of such Options, plus (y) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares (assuming the then current conversion price or exercise price) of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such Options, or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, or the exercise of such Options, or upon the conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities or the granting of such Options (including Options to purchase Convertible Securities) and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in Section 8(e)(2), no additional adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities or upon exercise of such Options.

(e)(2) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 8(e)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 8(e)(l), or the rate at which Convertible Securities referred to in Section 8(e)(l) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced. On the termination of any Option for which an adjustment was made pursuant to this Section 8(e) or any right to convert or exchange Convertible Securities for which an adjustment was made pursuant to this Section 8(e), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(e)(3) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, before deduction of any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(e)(4) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the date of the granting of such right of subscription or purchase. Notwithstanding the foregoing, no anti-dilution adjustment shall be effected with respect to any transaction for which a record date is set by the Corporation if the transaction is abandoned by the Corporation prior to the time such transaction becomes effective.

(e)(5) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its Subsidiaries (as defined in the Purchase Agreement pursuant to which this Warrant was issued), and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (e).

(f) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Warrant Price or the number of Warrant Shares subject to this Warrant in the case of the following issuances of shares of Common Stock from and after the date of this Warrant, for: (i) issuances upon the exercise of any Options or Convertible Securities granted, issued and outstanding on the date hereof; (ii) issuances upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Corporation in existence on the date hereof, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board or a majority of the members of a committee of independent directors established for such purpose; (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets from, a non-Affiliated third party or in connection with any strategic partnership, joint venture or similar transaction with a non-Affiliated third party with which the Corporation will enter into technology or development agreement(s) (the primary purpose of any such action is not to raise equity capital); (iv) shares of Common Stock issuable upon conversion of Preferred Stock or as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof; and (v) shares of Common Stock issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an equitable adjustment is otherwise provided for in this Section 8.

(g) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9. Fractional Interest. The Corporation shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Corporation, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Extension of Expiration Date. If the Corporation fails to cause any Registration Statement covering “Registrable Securities” (as that term is defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the “Blackout Period” (as that term is defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 30 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 30-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Corporation and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Corporation and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Corporation shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Corporation, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Computershare Investor Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Corporation’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Corporation will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Corporation’s books and records and, if to the Corporation, at the address as follows, or at such other address as the Warrantholder or the Corporation may designate by ten days’ advance written notice to the other:

If to the Corporation:
GlycoGenesys, Inc.
Park Square Building
31 St. James Avenue, 8th Floor
Boston, Massachusetts 02116
Attention: General Counsel
Fax: 617-422-0675

With a copy to:
Torys LLP
Suite 3000
79 Wellington Street West
Box 270, TD Centre
Toronto, Ontario
M5K 1N2 Canada
Attention: Cheryl Reicin
Fax: 416-865-7380

Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Corporation and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Corporation and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Corporation and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. No Rights as Shareholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a shareholder of the Corporation by virtue of its ownership of this Warrant.

Section 19. Cashless Exercise. In addition to and without limiting the rights of the Warrantholder hereof under the terms of this Warrant, if at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares, the Warrantholder may elect to receive, without the payment by the Holder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Warrantholder, during normal business hours on any Business Day. Thereupon, and in no event later than four Business Days after the Corporation’s receipt of the Net Issue Election Notice, the Corporation shall issue to the Warrantholder certificate(s) for such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the formula immediately below. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

X = Y (A - B)

        A

where

X = the number of shares of Common Stock to be issued to the Warrantholder upon exercise of this Warrant pursuant to this Section 19;

Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);

A = the Market Price of one share of Common Stock as at the time the net issue election is made; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

The Warrant Shares issued pursuant to this Section 19 shall be deemed to be issued to the exercising holder or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the Warrant and the Net Issue Election Notice shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Corporation) to the Corporation.

Section 20. Amendments. This Warrant shall not be amended without the prior written consent of the Corporation and the Requisite Holders; provided, that any such amendment or waiver must apply to all Warrants; and the right to exercise this Warrant may not be altered or waived, without the prior written consent of the Warrantholder.

Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Corporation and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed, as of the [    ] day of March, 2005.

GLYCOGENESYS, INC.

By:

Name:

Title:

APPENDIX A

GLYCOGENESYS, INC.

WARRANT EXERCISE FORM

To: GLYCOGENESYS, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by

☐	certified mail to the above address, or
☐	electronically (provide DWAC Instructions: ),
or
☐	other (specify: ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ,
Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Signature:

Name (please print)

Address

Federal Identification or
Social Security No.
Assignee:

APPENDIX B

GLYCOGENESYS, INC.

NET ISSUE ELECTION NOTICE

To: GLYCOGENESYS, INC.

Date:

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase                      shares of Common Stock pursuant to this Warrant and hereby requests the issuance of                      shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address